Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333- 257735 on Form S-8 of our report dated April 25, 2022, relating to the financial statements of Full Truck Alliance Co. Ltd., appearing in this Annual Report on Form 20-F for the year ended December 31, 2021.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

April 25, 2022